Exhibit 10.1

CONFIDENTIAL

April 14, 2016

Shelley Broader
Chief Executive Officer & President
Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, FL 33966

Dear Shelley:

The purpose of this letter is to memorialize an amendment to your October 26, 2015 Offer Letter, as follows:

Under Paragraph 8, Severance, the third sentence shall be revised to read in its entirety as follows:  “Furthermore, a “Change in Control” as defined in the Stock Plan shall constitute “Good Reason” under Section 3.02(e)(1) of the Severance Plan if such Change in Control results in a substantial diminution in duties or responsibilities (including a change in reporting relationships).”

Sincerely,

/s/ David F. Walker

David F. Walker
Chair Board of Directors
Chico’s FAS, Inc.

Accepted:	/s/ Shelley Broader
Shelley Broader

Date:	April 14, 2016